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           SECURITIES AND EXCHANGE COMMISSION

                Washington, DC 20549

                    FORM 8-K/A

                 CURRENT REPORT

         Pursuant to Section 13 of 15(d) of

        The Securities Exchange Act of 1934

            BOWLES FLUIDICS CORPORATION
              A Maryland Corporation
              SEC File No. 2-37706
            Employer ID No. 52-0741762
                6625 Dobbin Road
           Columbia, Maryland 21045
               (410) 381-0400

An Annual Meeting of Stockholders of Bowles Fluidics Corporation was held on March 16, 1995.

1. The following Board of Directors was elected:

   William Ewing, Jr.
   William Ewing, III
   Julian Lazrus
   Ronald D. Stouffer
   John E. Searle, Jr.
   David C. Dressler

2. Also at the meeting of Stockholders, Coopers & Lybrand L.L.P. was appointed as the Corporation's certified public accountants.

3. At a Directors' meeting immediately following the meeting of Stockholders, the following officers were elected:

   Chairman of the Board    William Ewing, Jr.
   Vice Chairman of the
     Board                  Julian Lazrus
   President                Ronald D. Stouffer
   Vice President,
     Administration and
     Secretary              Eleanor M. Kupris
   Vice President,
     Engineering            Richard W. Hess

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   Vice President,
     Finance                David A. Quinn
   Vice President,
     Marketing              Eric W. Koehler
   Vice President,
     Quality Assurance      Dharapuram N. Srinath
   Corporate Controller     Arlene M. Hardy

                     BOWLES FLUIDICS CORPORATION

                     Eleanor M. Kupris, Secretary

Date: June 23, 1995
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